K&L|GATES                         Kirkpatrick & Lockhart Preston Gates Ellis LLP
                                  1601 K Street, NW
                                  Washington, DC  20006-1600

                                  T 202.778.9000    www.klgates.com



July 23, 2007





Morgan Keegan Select Fund, Inc.
50 North Front Street
Memphis, Tennessee  38103



Ladies and Gentlemen:

     You have requested our opinion, as counsel to Morgan Keegan Select Fund, Inc. (the "Corporation"), a Maryland corporation, as to certain matters regarding the Class A, Class C and Class I shares of Regions Morgan Keegan Select Short Term Bond Fund, a series of the Corporation (the "Acquiring Fund"), to be issued in connection with the reorganization of Regions Morgan Keegan Select Limited Maturity Fixed Income Fund (the "Acquired Fund"), a series of Regions Morgan Keegan Select Funds (the "Trust"), a Massachusetts business trust, into the Acquiring Fund, as provided for in the Agreement and Plan of Reorganization and Termination (the "Agreement") among the Corporation, on behalf of the Acquiring Fund, the Trust, on behalf of the Acquired Fund, and Morgan Asset Management, Inc. The Agreement provides for the Acquired Fund to transfer all of its assets to the Acquiring Fund in exchange solely for a number of Class A, Class C and Class I shares of common stock (par value $.001 per share) of the Acquiring Fund that is to be determined in the manner specified in the Agreement (the "Shares") and the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund.

     As such counsel, we have examined:

     1. the registration statement on Form N-14 ("Registration Statement") that is being filed with the Securities and Exchange Commission (the "SEC") by the Corporation for the purpose of registering the Shares under the Securities Act of 1933, as amended ("1933 Act");

     2.   the form of the Agreement included in the Registration Statement; and

     3.   the  Corporation's   Articles  of   Incorporation,   as  amended  (the
          "Charter"), and By-laws.

We have also examined the corporate action of the Corporation that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied on certificates of public officials and, as to matters of fact that are material to our opinion, we have



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July 23, 2007
Page 2

also examined and relied upon a certificate of an officer of the Corporation. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have further assumed that, as of any date of determination, the number of issued Shares of each class will not exceed the number of Shares of such class authorized to be issued under the Charter. We have not verified any of those assumptions.

     Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Corporation. We express no opinion with respect to any other laws.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Shares to be issued pursuant to the Agreement have been duly authorized for issuance by the Corporation; and

     2. When such Shares have been issued and the consideration for such Shares has been paid in accordance with the Agreement, such Shares will be validly issued, fully paid and non-assessable.

     This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.



                             Very truly yours,

                              /s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP